CONTRACT SPECIFICATIONS

CONTRACT DATA

Contract Number:	[VR99999999]	Contract Date:	[12-01-2020]

Contract Type:	[Non-Qualified]	Maximum Issue Age:	[90]

Owner(s):	[John Doe] [Jane Doe]	Owner’s Age:	[35] [35]

Annuitant(s):	[John Doe] [Jane Doe]	Annuitant’s Age:	[35] [35]

Annuity Date:	[01-01-2080]	Annuitant’s Sex:	[Male] [Female]

PURCHASE PAYMENTS

Initial Purchase Payment Amount:	[$100,000]

Minimum Purchase Payment Amount for Non-Qualified Contracts:	[$25,000]

Minimum Subsequent Purchase Payment Amount for Non-Qualified Contracts:	[$250]

Minimum Purchase Payment Amount for Qualified Contracts:	[$25,000]

Minimum Subsequent Purchase Payment Amount for Qualified Contracts:	[$50]

Maximum Aggregate Purchase Payment Amount Without Pacific Life Home Office Approval:	[$1,000,000]

Minimum Transfer Amount:	[$250]

Transfer Fee for Exceeding Trade Limit:	[$25]

Minimum Investment Option Value:	[$500]

Interest Rate Used for Misstatement of Age and/or Sex:	[1.50%]

Minimum Contract Value to Avoid Contract Termination:	[$1,000]

Advisory Fee Cap:	[1.50%]

Minimum Withdrawal Amounts:	• [$500] for each unscheduled Withdrawal
• [$250] for each systematic Withdrawal
• [$100] for each systematic Withdrawal paid by electronic funds transfer (EFT)

Maximum Annuitization Age:	[100]

Minimum Annuitization Amount:	[$10,000]

Minimum Annuity Payment Amount:	[$240]

CONTRACT SPECIFICATIONS (continued)

FEES AND CHARGES

Mortality and Expense Risk Charge:	[0.15%]
Administrative Fee:	[0.15%]
Platform Fee:	[0.15%]

RIDER(S)

Name	Current Annual Charge %	Maximum Annual Charge %
[Return of Premium Death Benefit Rider	[0.20%]	0.20%]

For a complete description of the charges, fees and deductions shown above and other applicable fees and charges, refer to the Charges, Fees and Deductions Provisions of the Contract or the Annual Charge provision of the Rider(s) shown above, if applicable.

3B

CONTRACT SPECIFICATIONS (continued)

INVESTMENT OPTIONS

[	[
American Funds IS® Bond 1	Invesco Oppenheimer VI Mn Strt Sm Cp I
American Funds IS® US Govt/AAA-Rtd Secs1	Invesco VI American Value I
BlackRock High Yield V.I. I	Janus Henderson VIT Enterprise Instl
BlackRock Total Return V.I. I	JPMorgan Insurance Tr Mid Cap Value 1
DFA VA Short-Term Fixed Portfolio	MFS® VIT New Discovery Init
Fidelity® VIP Floating Rate Hi Inc Init	MFS® VIT Value Init
Pacific Asset Management Floating Rate Income	Schwab® S&P 500 Index Portfolio
JPMorgan Insurance Tr Core Bond 1	T. Rowe Price Blue Chip Growth Port
PIMCO VIT Long-Term US Govt Instl	T. Rowe Price Equity Income Port
PIMCO VIT Low Duration Instl	Vanguard VIF Capital Growth
PIMCO VIT Total Return Instl	Vanguard VIF Diversified Val
Vanguard VIF High Yield Bond	Vanguard VIF Equity Income
Fidelity® VIP Government Money Mkt Init	Vanguard VIF Equity Index
Vanguard VIF Short Term Invmt Grade	Vanguard VIF Growth
Vanguard VIF Total Bond Mkt Idx	Vanguard VIF Mid-Cap Index
Western Asset Core Plus VIT I	Vanguard VIF Total Stock Mkt Idx
American Funds IS® Captial World Bond Fund 1	American Funds IS® Capital Inc Builder®1
DFA VA Global Bond	American Funds IS® Global Growth 1
Franklin Strategic Income VIP 1	American Funds IS® Global Growth & Inc 1
PIMCO VIT Emerging Markets Bond Instl	American Funds IS® International 1
Templeton Global Bond VIP 1	American Funds IS® Intl Gr And Inc 1
Vanguard VIF Global Bond Index	American Funds IS® New World 1
American Funds IS® Blue Chip Inc&Gr 1	BlackRock Global Allocation V.I. I
American Funds IS® Growth 1	DFA VA Equity Allocation Portfolio Instl
American Funds IS® Growth-Income 1	DFA VA Global Moderate Allocation Instl
American Century VP Mid Cap Value I	DFA VA International Small Portfolio
BlackRock S&P 500 Index V.I. I	DFA VA International Value Portfolio
BlackRock Small Cap Index V.I. I	Fidelity® VIP Emerging Markets Initial
BlackRock Equity Dividend V.I. I	Goldman Sachs VIT Glbl Trds Alloc Instl
DFA VA US Large Value	Invesco Oppenheimer VI Intl Gr I
DFA VA US Targeted Value	Invesco VI Balanced-Risk Allocation I
Fidelity® VIP Contrafund Initial	Invesco VI International Growth I
Fidelity® VIP Extended Mkt Idx Initial	MFS® VIT II International Growth Init
Fidelity® VIP Growth Opportunities Init	Templeton Foreign VIP 1
Fidelity® VIP Index 500 Initial	Vanguard VIF International
Fidelity® VIP Value Strategies Initial	Vanguard VIF Total Intl Stk Mkt Idx
Franklin Rising Dividends VIP 1	American Funds IS® Mgd Risk Asset AllcP1
Franklin Small Cap Value VIP 1	American Funds IS® Asset Allocation 1
Franklin Small Mid Cap Growth VIP 1	BlackRock 60/40 Trgr Allc ETF VI I
Goldman Sachs VIT Large Cap Value Instl	DFA Balanced Allocation Portfolio
Goldman Sachs VIT Mid Cap Value Instl	Franklin Income VIP 1
Goldman Sachs VIT Strategic Growth Instl	Franklin Mutual Shares VIP 1
Invesco Oppenheimer VI Discv Md Cp Gr I]	Janus Henderson VIT Balanced Instl]

3C

CONTRACT SPECIFICATIONS (continued)

INVESTMENT OPTIONS (continued)

[
PLFA Pacific Dynamix Conservative-Growth
PLFA Pacific Dynamix Growth
PLFA Pacific Dynamix Moderate-Growth
TOPS® Aggressive Growth ETF 1
TOPS® Balanced ETF 1
TOPS® Conservative ETF 1
TOPS® Growth ETF 1
TOPS® Managed Risk Balanced ETF 1
TOPS® Managed Risk Growth ETF 1
TOPS® Managed Risk Moderate Gr ETF 1
TOPS® Moderate Growth ETF 1
Vanguard VIF Balanced
Vanguard VIF Conservative Allocation
Vanguard VIF Moderate Allocation
Invesco VI Technology I
T. Rowe Price Health Sciences Port
Vanguard VIF Real Estate Index
MFS® VIT Utilities Series Initial
Fidelity® VIP Consumer Disctnry Init
Fidelity® VIP Energy Initial
]

3D

CONTRACT SPECIFICATIONS (continued)

SERVICE CENTER

Send Forms and written requests to:	Send Payments to:
[Pacific Life Insurance Company	[Pacific Life Insurance Company
P.O. Box 2378	P.O. Box 2290
Omaha, Nebraska 68103-2378]	Omaha, Nebraska 68103-2290]

Hours: [Between 6:00 am and 5:00 pm, Pacific Standard Time.]

Toll-Free Number for Contract Owners:  [1-800-722-4448]

Toll-Free Number for Financial Professionals:  [1-800-722-2333]

Website: [www.PacificLife.com]

Please use our toll-free telephone number for questions about your annuity contract and benefit riders, or you may call your state insurance department at [1-xxx-xxx-xxxx.]

3E